Exhibit 99

WidePoint Corporation	Contact Information
One Lincoln Centre	Hawk Associates, Inc.
18 W 140 Butterfield Road	Frank N. Hawkins, Jr. or Julie Marshall
Suite 1100	Phone: (305)451-1888
Oakbrook Terrace, IL 60181	E-mail: info@hawkassociates.com
(630) 629-0003 Phone	http://www.hawkassociates.com
(630) 629-7559 Fax	http://www.americanmicrocaps.com
http://www.widepoint.com

WidePoint Approved for Listing on the American
Stock Exchange Under Symbol WYY

Fairfax, VA, September 19, 2006 — WidePoint Corporation (OTC Bulletin Board: WDPT), a technology-based provider of products and services to the government sector and commercial markets, announced that its stock has been approved for trading on the American Stock Exchange. WidePoint will trade under the new symbol WYY, replacing the symbol WDPT used on the OTC Bulletin Board. The company anticipates trading on the exchange to commence during the week of September 25. This approval is contingent upon the company being in compliance with all applicable listing standards on the date it begins trading on the exchange and may be rescinded if the company is not in compliance with such standards.

Steve Komar, CEO of WidePoint, said, “This is a major milestone for our company. Trading on the American Stock Exchange should provide more credibility and visibility to our company in the worldwide investment community. It should also enhance trading liquidity for WidePoint stock and further transparency of our financial operations for investors and other interested parties as we approach the launch of Homeland Security Presidential Directive No. 12 (HSPD-12).”

WidePoint provides systems engineering and information technology services as well as Public Key Infrastructure (PKI) e-Authentication and credentialing services to the government sector and commercial markets. WidePoint subsidiary Operational Research Consultants, Inc. (ORC) provides federal agencies complete end-to-end solutions for HSPD-12, a presidential mandate establishing the policy for a common identification standard for federal employees and contractors. ORC’s identity management and e-Authentication services have received three major U.S. federal government certifications.

With locations in Northern Virginia and near Chicago, WidePoint has strategic partnerships with numerous companies including RSA Security, Siemens, Tumbleweed Communications, nCipher and XTec. WidePoint’s profile of customers encompasses U.S. federal government agencies such as the Department of Defense, the Department of Homeland Security, the U.S Treasury Department and the Department of Justice as well as several major U.S. defense contractors and several major pharmaceutical companies. For more information, visit http://www.widepoint.com.

An investment profile for WidePoint may be found at http://www.hawkassociates.com/wdptprofile.aspx.

For investor relations or more information regarding WidePoint, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor relations kit including copies of WidePoint press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Safe-Harbor Statement: Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

2